EXHIBIT 99.1

Upexi Appoints Brian Rudick, CFA as Chief Strategy Officer

Rudick to oversee crypto strategy and visibility-related functions

Rudick brings deep traditional finance and crypto expertise and network

TAMPA, FL – May 22, 2025 – Upexi Inc. (NASDAQ: UPXI), a brand owner specializing in the development, manufacturing, and distribution of consumer products with diversification into the cryptocurrency space, has appointed Brian Rudick, CFA as Chief Strategy Officer.  In this role, Rudick will oversee the Company’s cryptocurrency strategy as well as its go-to-market, marketing, and investor relations functions to enhance the Company’s cryptocurrency efforts and maximize visibility for the Company.

Rudick brings deep expertise and connectivity in both traditional finance and crypto alike.  Most recently, Rudick served as Head of Research for GSR, the largest digital asset market maker, where he demonstrated thought leadership externally and led internal business initiatives, including GSR’s lead investment into Upexi’s recent $100 million private placement.  Prior to GSR, Rudick spent over a decade on Wall Street, primarily managing a long-short portfolio of bank stocks as a key member of financials-focused teams at Citadel, Balyasny, and Millennium.  Rudick started his career at the Federal Reserve, where he conducted research as part of the monetary policy process.  He holds a BSc from Duke University, an MBA from The University of Chicago, and is a CFA Charterholder.

Allan Marshall, CEO of Upexi, commented, "Brian brings a wealth of knowledge as well as robust ties to both Wall Street and the cryptocurrency industry that will prove invaluable to our crypto strategy, capital raising efforts, and more.  We are excited to have him aboard as he hones our crypto operations and amplifies our visibility amongst investors of all types.”

“With a comprehensive understanding of the determinants of value, financial analysis, and competitive strategy, and immense knowledge of both equities and cryptocurrencies, Brian is uniquely suited to propel Upexi to the next level.  As the largest shareholder of Upexi and being intimately familiar with the quality and consistency of Brian’s work, we couldn’t be more happy for Upexi and sure of the immense value Brian will create for shareholders,” stated Jakob Palmstierna, President of GSR.

Brian Rudick, newly appointed Chief Strategy Officer, stated, “I am beyond excited to join Upexi as Chief Strategy Officer.  With over a decade of experience covering balance sheet-based financial companies, I know firsthand the power of Upexi’s treasury strategy. And with a business model underpinned by the leading smart contract blockchain in Solana and a clear and consistent strategy that resonates with both traditional finance and the crypto community, I look forward to joining the leading Solana treasury company and the journey that lies ahead.”

About Upexi, Inc.

Upexi is a brand owner specializing in the development, manufacturing and distribution of consumer products. The Company has entered the Cryptocurrency industry and cash management of assets through a Cryptocurrency Portfolio. For more information on Upexi’s treasury strategy and future developments, visit www.upexi.com.

Follow CEO, Allan Marshall, on X - https://x.com/marshall_a22015

Follow CSO, Brian Rudick, on X - https://x.com/thetinyant

Forward Looking Statements

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations, or intentions regarding the future. For example, the Company is using forward looking statements when it discusses the anticipated use of proceeds. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with business strategy, potential acquisitions, revenue guidance, product development, integration, and synergies of acquiring companies and personnel. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward- looking statements. Although we believe that the beliefs, plans, expectations, and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Company Contact

Andrew Norstrud, Chief Financial Officer

Email: andrew.norstrud@upexi.com

Phone: (702) 332-5591

Investor Relations Contact

KCSA Strategic Communications

Valter Pinto, Managing Director

Email: Upexi@KCSA.com

Phone: (212) 896-1254